SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2015

Well Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53985	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11111 Katy Freeway - Suite # 910 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-991-7278

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2015, our board of directors appointed Dan Patience to serve as our CEO, Secretary and Treasurer. Concurrently with this appointment, Cristian Neagoe resigned from all officer positions and as a member of our board of directors. There was no known disagreement with Mr. Neagoe on any matter relating to our operations, policies or practices.

Mr. Patience currently serves as our President and CFO, and he is also the President of Noble Investment Corp., a private company that has been providing Investment Banking/Investor Relations Services to Publicly listed Canadian and US Companies since 1994.

Dan Patience has been involved in the Investment Industry for 30 years starting off his starting career in the brokerage business in 1984. He left the brokerage industry in 1994 and founded Noble Investment Corp. a company involved in funding companies, guiding companies toward public listings and Investor Relation services.

There are no family relationships between Mr. Patience and any of our directors or executive officers.

The material direct or indirect interests that Mr. Patience has in any of our transactions or proposed transactions over the last two years are set forth in our Form 10-K filed with the SEC on August 13, 2014 and our Form 10-Q filed with the SEC on March 23, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

/s/ Dan Patience

Dan Patience

Chief Executive Officer

Date: March 31, 2015

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